Exhibit 10.1

REPUBLIC AIRWAYS HOLDINGS INC.
2007 EQUITY INCENTIVE PLAN
ARTICLE 1
GENERAL PLAN INFORMATION

1.1    Background. The Plan permits the grant to Employees and Non-Employee Directors of cash and equity-based incentive compensation opportunities, including Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Options, including ISOs, NQSOs, and Other Awards such as Stock Appreciation Rights and Cash Incentive Awards. In addition, Non-Employee Directors shall receive automatic grants of equity-based Awards pursuant to Article 10 hereof.

1.2    Objectives. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives, including long-term incentives, that are consistent with the Company's goals and that link the interests of Participants to those of the Company's stockholders; to provide Participants with incentives for excellence in individual performance; to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success; and to allow Participants to share in the success of the Company.

1.3    Duration of the Plan. The Plan, as restated herein, shall be effective on the date on which such restatement is approved by the Company's stockholders. The Plan shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time, until there are no more Shares available for issuance under the Plan and all cash Awards have been paid or forfeited pursuant to the Plan's provisions. In no event, however, may an Award be granted more than ten years after the Effective Date.

ARTICLE 2

DEFINITIONS

As used herein, the masculine includes the feminine and the singular includes the plural, and vice versa, and the following terms shall have the meanings set forth below, unless otherwise clearly required by the context.
2.1    "Award" means a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Awards.

2.2    "Award Agreement" means an agreement entered into by the Company and a Participant, or another instrument prepared by the Company in lieu of such an agreement, setting forth the terms and conditions applicable to an Award pursuant to the Plan. An Award Agreement may be in hard copy, electronic form, or such other form as the Company may permit.

2.3    "Board" means the Board of Directors of the Company.

2.4    "Cash Incentive Award" means a performance-based cash incentive Award granted pursuant to Section 9.5.

2.5    "Change in Control," unless otherwise defined by the Committee, shall be deemed to have occurred if and when, after the Effective Date,

(a)there occurs (1) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the common stock would be converted into cash, securities or other property, other than (i) a consolidation or merger of the Company in which the holders of the common stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger, or (ii) a consolidation or merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and which would result in the members of the Board immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors (or equivalent governing body) of the surviving or continuing entity immediately after such consolidation or merger, or (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company's assets;

Exhibit 10.1

(b)the Company's stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

(c)any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of forty percent (40%) or more of the common stock other than pursuant to a plan or arrangement entered into by such person and the Company; or

(d)during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Notwithstanding the preceding provisions of this Section 2.5, to the extent required to comply with Code Section 409A, an event described above shall not constitute a "Change in Control" unless it is, with respect to the Participant, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v) and the regulations thereunder.
2.6    "Code" means the Internal Revenue Code of 1986, as amended.

2.7    "Committee" means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan and Awards to Participants who are Employees.

2.8    "Company" means Republic Airways Holdings Inc., a Delaware corporation, and any successor thereto.
2.9    "Company Group" means the Company and all Subsidiaries.

2.10    "Disability" means, unless otherwise determined by the Committee, a recipient's absence from employment or other service for at least one hundred eighty (180) days in any twelve (12) month period as a result of his or her incapacity due to physical or mental illness, as determined by the Committee. To the extent required to comply with Code Section 409A, "Disability" shall have the meaning specified in Code Section 409A(a)(2)(C) and the regulations thereunder.

2.11    "Effective Date" means June 6, 2007, the date on which the Plan was originally approved by the Company's stockholders.

2.12    "Employee" means any employee or consultant of the Company or a Subsidiary.

2.13    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.14    "Fair Market Value" means the fair market value of a share of common stock on any date as determined by the Committee in its sole discretion; provided that (a) if the shares of common stock are admitted to trading on a national securities exchange, fair market value of a share of common stock on any date shall be the closing sale price reported for such share on such exchange on such date, or (b) if the shares of common stock are not so admitted but are subject to quotation on the OTC Bulletin Board or another comparable quotation system administered by the National Association of Securities Dealers, the fair market value of a share of common stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on such date provided that both bid and ask prices were reported on such date.

2.15    "ISO" means an Option that is designated by the Committee as an "incentive stock option" within the meaning of Section 422 of the Code.

2.16    "Non-Employee Director" means any individual who is a member of the Board or of the board of directors (or comparable governing body) of a Subsidiary, and who is not an Employee.

2.17    "NQSO" means an Option that is not designated by the Committee as an ISO.

2.18    "Option" means an option to purchase Shares that is granted pursuant to the Plan and is either an ISO or a NQSO.

2.19    "Other Award" means an Award granted to a Participant pursuant to Article 9.

2.20    "Participant" means an Employee or Non-Employee Director who has been selected to receive an Award or who

Exhibit 10.1

holds an outstanding Award.

2.21    "Performance-Based Exception" means the performance-based exception from the tax deductibility limitation imposed by Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

2.22    "Performance Share" means an Award granted pursuant to Article 8, which, on the date of grant, shall have a value equal to the Fair Market Value of a Share on that date.

2.23    "Performance Unit" means an Award granted pursuant to Article 8, which shall have an initial value established by the Committee on the date of grant.
2.24    "Plan" means the Republic Airways Holdings Inc. Equity Incentive Plan, as it is set forth herein and as it may be amended from time to time.

2.25    "Restricted Stock" means an Award granted pursuant to Section 7.1.

2.26    "Restricted Stock Unit" means an Award granted pursuant to Section 7.5.

2.27    "Restricted Period" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or the occurrence of other events determined by the Committee in its discretion) and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7.

2.28    "Share" means a share of the Company's common stock, $,001 par value.

2.29    "Share Pool" means the number of Shares available under Section 4.1, as adjusted pursuant to Section 4.3.

2.30    "Stock Appreciation Right" or "SAR" means an Award, granted either alone or in connection with a related Option, pursuant to the terms of Article 9.

2.31    "Subsidiary" means (a) a corporation, partnership, joint venture, or other entity in which the Company has an ownership interest of at least fifty percent (50%), and (b) any corporation, partnership, joint venture, or other entity in which the Company holds an ownership interest of less than fifty percent (50%) but which, in the discretion of the Committee, is treated as a Subsidiary for purposes of the Plan.

2.32    "Ten Percent Shareholder" means a Participant who owns stock of the Company possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation (within the meaning of Section 422(b) of the Code).

2.33    "Termination of Employment" means, in the case of an Employee, a complete cessation of the employment or consulting relationship between the Employee and the Company Group, including a cessation that results from the entity with which the Employee has an employment or consulting relationship ceasing to be a Subsidiary.

ARTICLE 3

ADMINISTRATION

3.1    General. Except as otherwise determined by the Board in its discretion, the Plan shall he administered by the Committee; provided however that, the Board may, in its sole discretion, make awards under the Plan. The Committee shall consist exclusively of two (2) or more non-employee directors within the meaning of the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act who also qualify as outside directors within the meaning of Code Section 162(m) and the related regulations under the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2    Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power in its discretion to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into or issued under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; amend the terms and conditions of any outstanding Award; determine whether and on what terms and conditions outstanding Awards will be adjusted for dividend equivalents (e.g., a credit made at the discretion of the Committee to the account of a Participant in an amount equal

Exhibit 10.1

to the cash dividends paid on one Share for each Share represented or covered by an outstanding Award held by the Participant); and establish a program pursuant to which designated Participants may receive an Award under the Plan in lieu of compensation otherwise payable in cash. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan; provided, however, the Committee shall not change the terms of any Award to the extent that such change would subject the Participant to additional taxes under Code Section 409A. Notwithstanding the foregoing, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards, or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval; provided, however, the foregoing shall not prohibit the cancellation of Options and/or SARs in exchange for cash or other consideration that does not exceed the excess of the Fair Market Value of the Shares underlying such Options and/or SARs over the exercise price thereof on the date of such cancellation.

3.3    Delegation of Authority. Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be, members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate. Without limiting the foregoing, the Committee may delegate administrative duties to such person or persons as it deems appropriate. The Committee may not delegate its authority with respect to (a) non-ministerial actions with respect to individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act; (b) non-ministerial actions with respect to Awards that are intended to qualify for the Performance-Based Exception; or (c) certifying the satisfaction of performance goals and other material terms attributable to Awards intended to qualify for the Performance-Based Exception.

3.4    Decisions Binding. All determinations and decisions made by the Committee and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons.

3.5    Performance-Based Awards. For purposes of the Plan, it shall be presumed, unless the Committee indicates to the contrary, that all Awards to Employees who are "covered employees" within the meaning of Code Section 162(m)(3) are intended to qualify for the Performance-Based Exception. If the Committee does not intend an Award to such an Employee to qualify for the Performance-Based Exception, the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate.

ARTICLE 4

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1    Number of Shares Issuable under the Plan. Shares that may be issued pursuant to Awards may be either authorized and unissued Shares, or authorized and issued Shares held in the Company's treasury, or any combination of the foregoing. Subject to adjustment as provided in Section 4.3, there shall be reserved for issuance under Awards 8,500,000 Shares, all of which may be subject to ISOs. With respect to Awards made on or after September 17, 2013, a maximum of 2,686,719 Shares may be subject to Awards consisting of Restricted Stock, Performance Shares, Performance Units, and/or other any Award providing for the full-value of the Shares subject to the Award. For the purposes hereof, the following Shares covered by previously-granted Awards shall be deemed not to have been issued under the Plan and will remain in the Share Pool: (a) Shares covered by prior Awards that again became available for issuance pursuant to the provisions of the Plan before the stockholders' approval of this amendment and restatement of the Plan; (b) Shares covered by the unexercised portion of an Option or SAR that terminates, expires, is canceled or is settled in cash, (c) Shares forfeited or repurchased under the Plan, and (d) Shares covered by Awards that are forfeited, canceled, terminated, or settled in cash. The following Shares may not again be made available for issuance as awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Option or SAR, or (iii) Shares repurchased on the open market with the proceeds of the Option exercise price.

4.2    Individual Award Limitations. No Participant shall be granted Awards in any consecutive 36-month period covering more than 600,000 Shares in the aggregate. The maximum amount an Employee may earn for any calendar year under Cash Incentive Awards granted to such Employee is the lesser of (a) $2,000,000 or (b) an amount equal to three times the Employee's annual salary for such calendar year.

4.3    Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code

Exhibit 10.1

Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for grants under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards, and in the per-Participant Award limit set forth in Section 4.2 hereof, as may be determined to be appropriate and equitable by the Committee, in its discretion, to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants; provided that the number of Shares subject to any Award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1    Eligibility. All Employees and Non-Employee Directors are eligible to participate in the Plan. Only employees of the Company or a Subsidiary may be granted ISOs.

5.2    Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees those to whom Awards shall be granted and shall determine the nature and size of each Award. The Committee shall determine the Awards to be granted to the Non-Employee Directors in accordance with Article 10 of the Plan and the Company's compensation program for Non-Employee Directors.

ARTICLE 6

STOCK OPTIONS

6.1    Grant of Options. Subject to the terms of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2    Option Exercise Price. The per-Share exercise price under each Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Shareholder, the per-Share exercise price shall not be less than one hundred percent (110%) of the Fair Market Value of a Share on the date the Option is granted.

6.3    Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided that no Option shall be exercisable after the tenth (10th) anniversary of its date of grant. Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Shareholder, the Option shall not be exercisable after the fifth (5th) anniversary of its date of grant.

6.4    Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

6.5    Payment. When an Option is exercised, the Option exercise price shall be payable to the Company in full either:

a.in cash or its equivalent; or

b.if allowed by the Committee, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option exercise price; or

c.if allowed by the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option; or

d.if allowed by the Committee, a combination of the foregoing.

The Committee also may allow broker-assisted exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means that the Committee determines to be consistent with the Plan's purpose and applicable law. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment of the Option exercise price, the Company shall deliver to the Participant, in the Participant's name (or, at the direction of the Participant, jointly in the names of the Participant and the Participant's spouse), one or more Share

Exhibit 10.1

certificates for the Shares purchased under the Option(s).
6.6    Effect of Termination of Employment. Except as otherwise expressly provided in an Award Agreement, and subject to the Committee's authority under Section 3.2, a Participant's Options shall be forfeited immediately upon a Participant's Termination of Employment to the extent that they are not exercisable on such date.

6.7    Additional Limitations on ISOs. Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code and/or applicable regulations, the following additional provisions shall apply to the grant of Options that are intended to qualify as ISOs:

6.7.1    Fair Market Value Limitation. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company (or any parent or subsidiary corporation within the meaning of Code Section 424) shall not exceed one hundred thousand dollars ($100,000) or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided that, to the extent that such limitation is exceeded, any Options on Shares with a Fair Market Value in excess of such amount shall be deemed to be NQSOs.

6.7.2    Code Section 422. ISOs shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code. Moreover, no ISOs may be granted more than ten years from the earlier of the date on which the Plan was adopted by the Board or the date the Plan received stockholder approval.

ARTICLE 7

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

7.2    Restrictions.

a.The Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock as the Committee may determine including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, transfer restrictions, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions, and/or restrictions under applicable federal or state securities laws.

b.The Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

c.Except as otherwise provided in this Article or in an Award Agreement relating to a Director Equity Award made pursuant to Article 10, Shares of Restricted Stock that have not yet been forfeited or canceled shall become freely transferable (subject to any restrictions under applicable securities laws) by the Participant after the last day of the applicable Restriction Period.

7.3    Voting Rights. Participants holding Shares of Restricted Stock may be granted full voting rights with respect to those Shares during the Restriction Period.

7.4    Dividends and other Distributions. As provided in the Award Agreement, during the Restriction Period, Participants holding Shares of Restricted Stock may be credited with regular cash dividends paid with respect to such Shares while they are so held. The Award Agreement may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to comply with the requirements of the Performance-Based Exception, the Award Agreement may apply any restrictions that the Committee deems appropriate to the payment of dividends declared with respect to such Restricted Stock, so that the dividends and/or the Restricted Stock shall be eligible for the Performance-Based Exception.

7.5    Restricted Stock Units. In lieu of or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any Participant, subject to the terms and conditions of this Article being applied to such Awards as if

Exhibit 10.1

those Awards were for Restricted Stock and subject to such other terms and conditions as the Committee may determine, including terms needed to comply with the applicable requirements of Code Section 409A. Each Restricted Stock Unit shall have the value of one Share. Restricted Stock Units shall be paid at such time or times as specified in the Award Agreement, and may be paid in cash, Shares, or a combination thereof, as determined by the Committee in its discretion.

7.6    Effect of Termination of Employment. Except as otherwise expressly provided in an Award Agreement, and subject to the Committee's authority under Section 3.2, Restricted Stock and Restricted Stock Units shall be forfeited upon a Participant's Termination of Employment to the extent that such Restricted Stock and Restricted Stock Units have not become vested.

ARTICLE 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1    Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units, and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2    Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, shall determine the number and/or value of Performance Units/Shares that shall be paid out to the Participant.

8.3    Earning Performance Units/Shares. Subject to the terms of the Plan, after the applicable performance period has ended, the holder of Performance Units/Shares shall be entitled to receive payout with respect to the number and value of Performance Units/Shares earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

8.4    Form and Timing of Payment of Performance Units/Shares.

8.4.1    Distributions. Except as provided in the Award Agreement, payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable performance period. Subject to the terms of the Plan, the Committee, in its discretion, may direct that earned Performance Units/Shares be paid in the form of cash or Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares on the last trading day immediately before the close of the applicable performance period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

8.4.2    Dividends. As provided in the Award Agreement, Participants may be entitled to receive any dividends declared with respect to Shares that have been earned in connection with grants of Performance Units and/or Performance Shares, but not yet distributed to Participants; and (if so provided in the Award Agreement) such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares covered by Restricted Stock Awards; provided that such terms comply with the applicable requirements of Code Section 409A. In addition, Participants may, at the discretion of the Committee, be entitled to exercise voting rights with respect to such Shares. For the avoidance of doubt, Participants shall not be entitled to receive dividends or exercise voting rights with respect to any Shares included in any Performance Units or Performance Shares that have not been earned.

ARTICLE 9

OTHER AWARDS

9.1    General. Subject to the terms of the Plan, the Committee may grant any types of Awards other than those that are specifically set forth in Articles 6 through 8 hereof, including, but not limited to, SARs, Cash Incentive Awards, and the payment of Shares in lieu of cash under any Company incentive bonus plan or program. Subject to the terms of the Plan, the Committee, in its sole discretion, shall determine the terms and conditions of such Other Awards.

9.2    Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee provided that the SAR exercise price under each SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted. The Committee

Exhibit 10.1

shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 hereof) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of an SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR.

9.3    Term of SARs. The term of an SAR shall be determined by the Committee, in its discretion; provided that such term shall not exceed ten years.

9.4    Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

a.the excess of the Fair Market Value of a Share on the date of exercise over the grant price, by

b.the number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.
9.5    Cash Incentive Awards. Incentive Awards, including annual incentive Awards and long-term incentive Awards, denominated as cash amounts, may be granted under the Plan, subject to achievement of specified performance goals established by the Committee. At the expiration of the applicable performance period, the Committee shall determine whether and the extent to which the performance goals are achieved and the extent to which each Cash Incentive Award has been earned. The amount (if any) payable to a Participant in respect of a Cash Incentive Award will be paid in cash as soon as practicable after such amount is determined, subject to such deferral conditions as may be permitted or prescribed, all as consistent with the requirements of Code Section 409A.

ARTICLE 10

NON-EMPLOYEE DIRECTOR EQUITY AWARDS

In order to align the interests of Non-Employee Directors with those of the Company's stockholders, a portion of the compensation paid to Non-Employee Directors for their service to the Company will be paid through a grant of an equity-based Award under the Plan (each a "Director Equity Award"). Director Equity Awards may consist of Options, Restricted Stock, Restricted Stock Units, SARs, other equity-based Awards available under the Plan, or any combination of the foregoing, as determined by the Committee from time to time. Each Director Equity Award shall have such vesting, exercise, transfer restriction and other terms as are determined by the Committee consistent with the Plan and set forth in an Award Agreement relating to such Director Equity Award. The maximum aggregate number of Shares that may be subject to Awards made to a Non-Employee Director in any consecutive 36-month period shall not exceed 150,000 shares.

ARTICLE 11

AWARD AGREEMENTS

11.1    In General. Each Award shall be evidenced by an Award Agreement that shall include such provisions as the Committee shall determine and that shall specify

a.in the case of an Option or SAR, the number of the Shares to which the Option or SAR pertains, the Option exercise price or SAR grant price, the term of the Option or SAR, the schedule on which the Option or SAR becomes exercisable, and, in the case of an Option, whether it is intended to be an ISO or an NQSO;

b.in the case of Restricted Stock, the number of Shares of Restricted Stock granted, the applicable restrictions, the Restriction Period(s), and any dividend rights, including any distribution provisions necessary to satisfy the requirements of Code Section 409A with respect to such rights;

c.in the case of Restricted Stock Units, the number of Restricted Stock Units granted, the applicable restrictions, the Restriction Period(s), and distribution provisions necessary to satisfy the requirements of Code Section 409A or an exemption therefrom;

d.in the case of Performance Units or Performance Shares, the number of Performance Units or Performance Shares granted, the initial value of a Performance Unit (if applicable), the performance goals, and distribution

Exhibit 10.1

provisions necessary to satisfy the requirements of Code Section 409A or an exemption therefrom;

e.in the case of a Cash Incentive Award, the amount that may be earned and the performance goals, and distribution provisions necessary to satisfy the requirements of Code Section 409A or an exemption therefrom.

11.2    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have rights under the Award following the Participant's Termination of Employment. The Award Agreement may make distinctions based on the reason for the Participant's Termination of Employment, provided that such distinctions do not cause the Award to violate the provisions of Code Section 409A.

11.3    Restrictions on Transferability. Subject to the provisions of the Plan, each Award Agreement shall set forth such restrictions on the transferability of the Award and on the transferability of Shares acquired pursuant to the Award as the Committee may deem advisable, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or then traded, and under any blue sky or state securities laws applicable to such Shares. In the case of an ISO (and in the case of any other Award, except as otherwise provided in the Award Agreement), a Participant's Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant.

11.4    Uniformity Not Required. The provisions of the Award Agreements need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.

ARTICLE 12

PERFORMANCE MEASURES

12.1    Performance Criteria. Unless and until the Company's stockholders approve a change in the general performance measures set forth in this Article 12, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants may be measured at the Company level, at a subsidiary level, or at an operating unit level, and may be applied to an individual or a group of persons, and shall be chosen from among, and may include any combination of, the following:

a.Income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, profits before or after taxes, net income or earnings per share);

b.Return measures (including, but not limited to, return on assets, investment, equity, or sales or pre-tax margin);

c.Cash flow return on investments, which equals net cash flows divided by owners' equity;

d.Gross revenues;

e.Debt measures (including, without limitation, debt multiples);

f.Market value added;

g.Economic value added;

h.Share price (including, but not limited to, growth measures and total stockholder return);

i.Cost measures, (including, but not limited to, cost per available seat mile); and

j.Operational measures (including, but not limited to, the number of aircraft at year end, the number of departures, the number of block hours, the number of enplanements, the number of additions to our fleet of aircraft, and the accomplishment and/or impact of acquisitions or dispositions of significant operational assets).

With respect to Participants whose compensation is subject to Code Section 162(m), and provided that such adjustments are consistent with the regulations promulgated under Code Section 162(m), the Committee may provide, at the time it establishes

Exhibit 10.1

performance goals for a year, that such goals will be adjusted to account for changes in the law and/or accounting rules or to reflect the impact of unusual or extraordinary items, events, or circumstances to avoid windfalls or hardships. The preceding sentence is not intended to limit the Committee's ability to make other adjustments that comply with the applicable provisions of Code Section 162(m) and other applicable law.
12.2    Adjustments. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Awards downward).

12.3    Certification. In the case of any Award that is granted subject to the condition that a specified performance measure be achieved, no payment under such Award shall be made prior to the time that the Committee certifies in writing that the performance measure has been achieved. For this purpose, approved minutes of the Committee meeting at which the certification is made shall be treated as a written certification. No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a Share from the date such Award was made.

ARTICLE 13

BENEFICIARY DESIGNATION

Each Participant may, from time to time, name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, any benefits remaining unpaid under the Plan at the Participant's death shall be paid to the Participant's estate unless otherwise provided in the Award Agreement.
ARTICLE 14

DEFERRALS

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due pursuant to the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, the satisfaction of any requirements or goals with respect to Performance Units/Shares, or in connection with any Other Awards, all in accordance with such procedures and upon such terms and conditions as the Committee, acting in its discretion, may prescribe, subject to, and in accordance with, Section 409A of the Code.

ARTICLE 15

NO RIGHT TO EMPLOYMENT OR PARTICIPATION

15.1    Employment. The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any Employee's employment at any time, and the Plan shall not confer upon any Employee the right to continue in the employ of the Company or of any Subsidiary.

15.2    Participation. No Employee or Non-Employee Director shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.

ARTICLE 16

CHANGE IN CONTROL

In the event of a Change in Control, the Board may in its sole discretion direct that (a) all option holders shall be permitted to exercise their outstanding Options and SARs in whole or in part (whether or not otherwise exercisable) immediately prior to such Change in Control; or (b) if, as part of a Change in Control transaction, the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of common stock (whether or not such Exchange Stock is the sole consideration), all options and SARs for common stock that are outstanding at the time of the Change in Control transaction shall be converted into options or SARs (as the case may be) for shares of Exchange Stock, such that the vesting and other terms and conditions of the converted options and SARs shall be substantially the same as the vesting and corresponding

Exhibit 10.1

other terms and conditions of the original options and SARs. The Board, acting in its discretion, may accelerate vesting of other non-vested awards, and cause cash settlements and/or other adjustments to be made to any outstanding awards (including, without limitation, options and SARs) as it deems appropriate in the context of a Change in Control transaction, taking into account with respect to other awards the manner in which outstanding Options and SARs are being treated. Any outstanding Options and SARs which are not exercised before a Change in Control described in Section 2.5(a) or (b) shall thereupon terminate.

ARTICLE 17

AMENDMENT AND TERMINATION

17.1    Amendment and Termination. Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that, unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the stockholders of the Company shall not be effective unless and until stockholder approval is obtained.

17.2    Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall cause, without the consent of the Participant, any previously granted Awards to be forfeited or altered in a way that adversely affects the Participant. After the termination of the Plan, any previously granted Award shall remain in effect and shall continue to be governed by the terms of the Plan, the Award, and any applicable Award Agreement.

ARTICLE 18

TAX WITHHOLDING

18.1    Tax Withholding. The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements.

18.2    Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory withholding tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

ARTICLE 19

SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 20

LEGAL CONSTRUCTION

20.1    Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.2    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.3    Section 409A Compliance. It is intended that all Awards either satisfy the requirements of Code Section 409A

Exhibit 10.1

or qualify for an exemption therefrom, and the Plan and Award Agreements shall be administered and interpreted to effect such compliance. Toward that end, if any payment or benefit received or to be received by a Participant pursuant to an Award would cause the Participant to incur a penalty tax or interest under Section 409A of the Code or any regulations or Treasury Department guidance promulgated thereunder, the Committee may reform the provision(s) of such Award to the extent permissible to avoid to the maximum extent practicable the incurrence of any such penalty tax or interest.

20.4    Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.